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                                   EXHIBIT 5.1





                                  June 22, 1998


Board of Directors
CITATION Computer Systems, Inc.
424 South Woods Mill Road
St. Louis, Missouri  63017

         Re:      CITATION COMPUTER SYSTEMS, INC. -- FORM S-8

Gentlemen:

         This opinion is being rendered to you pursuant to the filing of a Form S-8 (the "FORM S-8") with the Securities and Exchange Commission (the "SEC") on behalf of CITATION Computer Systems, Inc. (the "COMPANY") registering the issuance of shares of the Company's Common Stock, par value $0.10 per share (the "COMMON STOCK"), pursuant to the CITATION Computer Systems, Inc. Equity Participation Plan (the "PLAN").

         In rendering the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of:

          A. The Restated Articles of Incorporation of the Company (the "ARTICLES OF INCORPORATION");

          B.      The Amended and Restated By-laws of the Company (the
                  "BY-LAWS");

          C.      A specimen form of Common Stock Certificate; and

          D.      The CITATION Computer Systems, Inc. Equity Participation Plan.

In addition, we have examined and relied upon other documents, certificates, corporate records, opinions, and instruments, obtained from the Company or other sources believed by us to be reliable, as we have deemed necessary or appropriate for the purpose of rendering this opinion and upon which we believe we are justified in relying. We have also relied upon



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CITATION Computer Systems, Inc.
June 22, 1998
Page 2


statements of fact rendered by members of management of the Company and the registrar and transfer agent of the Company.

         Based upon the foregoing, and subject to the assumptions, limitations, exclusions, and exceptions set forth below, we are of the opinions that

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and to conduct its business being conducted.

         (ii) The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, $0.01 par value, of which no shares are outstanding, and 10,000,000 shares of Common Stock, $0.10 par value per share, of which <XXX> shares are outstanding. Proper corporate proceedings have been taken to validly authorize such authorized capital stock.

         (iii) The issuance by the Company of shares of Common Stock pursuant to the Plan will not conflict with or result in a breach of, or a default under, the Articles of Incorporation or By-laws of the Company.

         In addition to the assumptions and the other qualifications stated elsewhere herein, we make the following further qualifications with respect to the opinions stated herein:

1. We have conducted no independent investigation as to the factual matters stated herein. We have relied with respect to those factual matters on the documents, statements, records, certificates, and instruments submitted to and/or reviewed by us to the effect that the facts, assumptions, and factual statements set forth in this opinion are true, accurate, and correct. With respect



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CITATION Computer Systems, Inc.
June 22, 1998
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                  to the number of issued and outstanding Shares of Common Stock we have relied upon statements from the registrar and transfer agent of the Company.

2. No opinion should be considered to be given except as expressly stated herein. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof. An opinion is not an assurance or a guaranty.

         This opinion is furnished by us pursuant to the requirements of Item 601 of Regulation S-B promulgated under the Securities Act of 1933, as amended (the "ACT"), and the requirements of Form S-8 as set forth in the Act and the rules and regulations of the SEC pursuant to the Act and is solely for your benefit and may not be relied upon by any other person or for any other purpose. We consent to the filing of this opinion as an exhibit to the Form S-8.

                                                Very truly yours,

                                                /s/ Suelthaus & Walsh, P.C.